REDWOOD MICROCAP FUND, INC.
6180 Lehman Drive, #103
Colorado Springs, Colorado 80918

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

        This Proxy Statement is furnished to the Shareholders of Redwood MicroCap Fund, Inc. (respectively the "Shareholders" and the "Fund" or the "Company") in connection with the solicitation by the Company of proxies to be used at the Annual Meeting of Shareholders on October 15, 2001 (the "Meeting"), at the time, place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders and at any adjournment thereof. When the accompanying proxy is properly executed and returned, the shares of common stock it represents will be voted at the Meeting and, where a choice has been specified on a proxy, will be voted in accordance with such specification. If no choice is specified on a proxy, the shares it represents will be voted:
-	FOR the election of three (3) Directors of the Fund,
-	FOR the ratification of STOCKMAN KAST RYAN CO., LLP, a Professional Corporation, as the Fund's independent certified public accountant for the fiscal year ending March 2002,
-

FOR the proposal of the Fund's Board of Directors to deregister the Fund as an investment company under the Investment Company Act of 1940 and in connection therewith to repeal the Fund's Investment Guidelines,

-	FOR the proposal, subject to the Fund deregistering as an investment company, to change its name to a corporate name determined by the Board of Directors,
-	FOR the proposal, subject to the Fund deregistering as an investment company, to ratify and approve the 2001 Equity Incentive Plan,
-

FOR the proposal to undertake the sale or liquidation of all of the Fund's shares of common stock of Alta California Broadcasting, Inc. prior to deregistration to at the discretion of the Fund's Board of Directors and at such time as the Board of Directors shall determine, and according to the judgment of the persons named in the enclosed proxies as to any other action which may properly come before the Meeting or any adjournment thereof.

        In the event the Meeting is, for any reason, adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the Meeting. At the adjourned meeting, any business may be transacted which might have been transacted at the original Meeting.

        Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the annual meeting of shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with the instructions on the proxy form.

        This Statement is being mailed on or about September 14, 2001, to Shareholders eligible to vote at the Meeting. A copy of the Fund's Annual Report to Shareholders, including financial statements for the year ended March 31, 2001, is being mailed to Shareholders with this Proxy Statement. The Fund will furnish, without charge, a copy of the Annual Report and the most recent Semi-Annual Report succeeding the Annual Report to a shareholder upon request made by mail or by collect telephone call directed to R. Stanley Pittman, 6180 Lehman Drive, Suite 103, Colorado Springs, Colorado 80918, Telephone (719) 593-2111.

        The Fund is bearing all costs of soliciting proxies. The Fund has no plans and has made no arrangements to solicit proxies by means otherwise than by mail.

        Only Shareholders of record as of the close of business on September 7, 2001 (the "Record Date"), will be entitled to vote at the Meeting. Representation of a majority of the Company's shares of common stock outstanding on such date, either in person or by proxy, constitutes a quorum for the Meeting. When a quorum is present, the proposals to be voted upon at the Meeting will be decided by the voting requirements described below. As of the Record Date, the Company had outstanding 2,412,000 shares of common stock ("shares").

THE ANNUAL MEETING

        The Board for use at the Meeting is furnishing this Proxy Statement and the accompanying proxy to shareholders of the Fund as part of the solicitation of proxies. This Proxy Statement and the enclosed form of proxy are first being mailed to the shareholders of the Fund on or about September 14, 2001.

Date, Time and Place of Meeting

        The Meeting will be held at the Plaza Hotel, Hot Springs State Park, Thermopolis, Wyoming, on October 15, 2001, at 10:00 am, local time.

Matters to be Considered

        The purpose of the Meeting is to consider and vote upon the following matters:
*	To elect three (3) directors to serve until the next Annual Meeting of Stockholders.
*	To ratify our selection of Stockman Kast Ryan & Co., LLP, A Professional Corporation, as our independent public accountants for the fiscal year ended March 31, 2002.
*	To ratify again the Fund's application to deregister as an investment company under the 1940 Act, and to rescind its Investment Guidelines.
*	Subject to the Fund deregistering as an investment company under the 1940 Act, the shareholders will be asked to consider and vote upon the following additional proposals:
*	To approve the Fund's change of name to a corporate name determined by the Board of Directors
*	To approve the Fund's 2001 Equity Incentive Plan and to authorize the issuance of up to 500,000 shares of common stock pursuant to the exercise of rights granted under the Plan
*

To ratify the Board of Directors, at its discretion, to undertake the sale or liquidation of Alta California Broadcasting, Inc., on such terms and at such time in the future as the Board of Directors shall determine in its sole discretion.

        Management of the Fund does not know of any other matter to be brought before the Meeting other than as referred to in this Proxy Statement. If any other business should properly come before the Meeting, the persons named in the proxy will vote upon those matters in their discretion.

Record Date and Outstanding Shares

        The Board has fixed the close of business on September 7, 2001, as the Record Date for determining shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were approximately 213 shareholders of record of the Fund common stock and 2,412,000 shares of the Fund common stock outstanding and entitled to vote, with each share entitled to one vote.

Quorum

        The presence in person or by properly executed proxy of holders of a majority of the votes entitled to be cast at the Meeting is necessary to constitute a quorum. Abstentions are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes will not be considered present at the meeting for purpose of determining a quorum.

Required Vote

        Directors shall be elected by a plurality of the votes of the shares present at the meeting either in person or represented by proxy and entitled to vote on the election of directors. On all other matters presented to a vote of the shareholders at the Meeting, a Proposal will be deemed ratified and adopted if it receives the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act, meaning the lesser of:
-	Sixty-seven percent (67%) of the shares represented at a meeting at which more than fifty percent (50%) of the outstanding shares are represented; or
-	More than fifty percent (50%) of the outstanding shares.

Abstentions will have the legal effect of a withheld vote in the election of Directors; abstentions will have the legal effect of a vote against a Proposal on all other matters. With respect to a broker non-vote on a Proposal, such shares will not be considered present at the Meeting, will not be counted in the voting with respect to such matter, and as a result will have the practical effect of reducing the number of affirmative votes necessary to achieve the required majority vote by reducing the number of shares from which the majority is calculated.

        The officers and directors of the Fund have indicated that they intend to vote their shares FOR each director and in favor of all of the Proposals. These individuals own shares representing a total of 1,033,331 shares, or approximately 42.8% of the total number of shares of the Fund's common stock outstanding as of the Record Date.

Proxies

        All shares of common stock represented at the Meeting either in person or by properly executed proxies received prior to or at the Meeting and not duly and timely revoked will be voted at the Meeting in accordance with the instructions in such proxies. If no such instructions are indicated, such shares will be voted in favor of all the proposals and, in the discretion of the proxyholder as to any other matter which may be incidental to the Meeting as may properly come before such Meeting. The Fund knows of no other matters other than as described in the Notice of Annual Meeting that are to come before the Meeting. If any other matter or matters are properly presented for action at the Meeting, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, including any adjournment or postponement of the Meeting, unless such authorization is withheld.

        A shareholder who has given a proxy may revoke it at any time prior to its exercise by: (i) giving written notice thereof to the Secretary of The Fund at our principal executive offices at or prior to the taking of the vote at the Meeting; (ii) signing and returning to the Secretary of The Fund at our principal executive offices a later dated proxy prior to the taking of the vote; or (iii) voting in person at the Meeting; however, mere attendance at the Meeting will not itself have the effect of revoking the proxy.

Solicitation of Proxies; Expenses

        The costs of filing and printing this Proxy Statement and the materials used in this solicitation will be borne by The Fund. In addition to solicitation by mail, the directors, officers, and employees of The Fund may solicit proxies from shareholders by telephone or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation material to The Fund shareholders. The Fund may reimburse these custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses incurred.

YOU SHOULD NOT SEND STOCK CERTIFICATES WITH YOUR PROXY CARD.

SUMMARY OF PROPOSALS TO BE DECIDED AT THE 2001 ANNUAL MEETING

        The following summary of the proposals to be voted upon at the 2001 Annual Meeting is qualified in its entirety by the more detailed information appearing elsewhere in this Proxy Statement.

        1.       Proposal No. 1 - Election of Directors. The Directors of the Fund have voted to nominate three (3) Directors for election to hold office until the next Annual Meeting of the Shareholders and until their successors are elected and qualified. The persons named in the accompanying form of Proxy intend, in the absence of contrary instructions, to vote all proxies FOR the election of the following nominees:
1.	John C. Power,
2.	Joseph O. Smith, and
3.	Peter Hirschburg

                 All nominees have consented to stand for election and to serve if elected. If any such nominees should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Board of Directors to replace any such nominee. (See "Proposal No. 1.")

        2.       Proposal No. 2 - Selection of Independent Public Accountants for the Fund. The Board of Directors of the Fund has approved the selection of the firm of Stockman Kast Ryan & Scruggs, PC ("SKR&S") as independent accountants for the Fund for the fiscal year ending March 31, 2002. SKR&S has examined and reported on the Annual Report to Shareholders for the past five (5) fiscal years as well as provided services related to filings made with the Securities and Exchange Commission. The selection of SKR&S is hereby being submitted to the Shareholders for ratification at the Annual Meeting. (See "Proposal No. 2.")

        3.       Proposal No. 3 - Approval of the Fund's Deregistration as an Investment Company and Repeal of its Investment Guidelines. At the Fund's Annual Meeting of Shareholders in 1992, the Fund's shareholders approved a change in the nature of the Fund's business so that the Fund would cease to be an investment company; and upon the conversion of the Fund's business to deregister as an investment company and repeal its Investment Guidelines. Since then, the Fund has been engaged in a strategy to convert from an investment company to an operating company, and in that regard has acquired controlling interest in three operating subsidiaries: TDP Energy Company, Wyoming Resorts, LLC, and Alta California Broadcasting, Inc. Based upon this transition, the Fund believes that it no longer qualifies as an investment company within the meaning of the 1940 Act and should be entitled to deregister under Section 8(f) of the 1940 Act. Due to the passage of time since the shareholders' approval of these actions, the Board of Directors has decided to obtain from the Fund's shareholders a reaffirmation of their prior approval.

        4.       Proposal No. 4 - Approval of the Fund's Name Change. If the Fund is successful in deregistering as an investment company, the Board of Directors recommends that it change its corporate name. Inasmuch as companies which use the word "fund" in their corporate name are generally mutual funds or other classifications of investment companies that are regulated under the 1940 Act, it would be misleading to continue to use the word "fund" in the Company's name once the Company has become deregistered and is no longer regulated under the 1940 Act. The change of the Company's name is considered necessary in order to avoid creating the misleading implication that the Company is an investment company or mutual fund which is regulated under the 1940 Act. Approval of this Proposal No. 4 shall authorize the Board of Directors to identify a new corporate name and to effect a corporate name change in accordance with its discretion and without further shareholder approval.

        5.       Proposal No. 5 - Approval of the 2001 Equity Incentive Plan. If the Company is successful in deregistering as an investment company, the Company will be legally able to grant to its directors, executive officers and key employees incentive stock options and other rights which are generally prohibited for mutual funds and other classifications of investment companies that are regulated under the 1940 Act. The Company believes that it is important to be able to offer to its directors, executive officers and key employees the kind of equity incentives that are generally available to other operating businesses. The Company is seeking approval of the equity incentive plan which would include the right to grant options and other equity rights for up to 500,000 shares of the Company's common stock.

        6.       Proposal No. 6 - Approval of the Sale or Liquidation of the Fund's Ownership in Alta California Broadcasting, Inc., subject to the Discretion of the Board of Directors. The Fund currently owns 55% of the outstanding shares of common stock of Alta California Broadcasting, Inc. The Board of Directors of the Fund believes that the business interests of Alta, consisting of radio, internet and undeveloped real estate, are not synergistic with the oil and gas activities of TDP or the resort management of Wyoming Resorts. As a result, we have considered, but not acted upon, a strategy to either sell or liquidate our interest in Alta California Broadcasting, Inc. The Fund has been advised by its legal counsel that shareholder approval is not required under either the Colorado Business Corporations Act or federal securities laws in order to divest its interests in Alta in the manner described in this Proxy Statement. Nevertheless, the Board of Directors has determined to seek shareholder approval in order to clarify its intentions, particularly with regard to the shareholders' consideration of the Fund's deregistration under the 1940 Act. The approval by the Fund's shareholders of this proposal will not obligate the Board of Directors to implement such a disposition; but rather shall authorize the Board of Directors at its discretion to undertake the disposition if it determines that such an action is in the shareholders' best interest.

THE COMPANY

        1.       Background. The Fund was originally organized as a diversified, close-end management investment company which was incorporated under the laws of the State of Colorado on January 24, 1984. Initially, the Fund was operated as an "investment company" because it was engaged in the business of investing, reinvesting, owning, holding and trading in securities, and owned securities having a value exceeding 40% of the value of the Fund's total assets. The Fund was also deemed to be a "diversified" investment company because at least seventy-five percent (75%) of the value of the Fund's assets were represented by cash and cash items and securities of issuers which did not constitute more than five percent (5%) of the value of the total assets of the Fund, or more than ten percent (10%) of the voting securities of the issuer in question. As a result, the Fund was registered with the Securities and Exchange Commission as a diversified, closed-end management investment company subject to regulation under the Investment Company Act of 1940, as amended (the "Act") and rules and regulations promulgated thereunder.

        At the Fund's Annual Meeting of Shareholders held August 10, 1992 (the "1992 Annual Meeting"), the Fund's Board of Directors proposed, and the Fund's shareholders approved, a change in the nature of the Fund's business so that the Fund would cease to be an investment company. Specifically, among other things, the Fund's shareholders approved certain revisions of the Fund's then existing investment policies and regulations, which eliminated the 75% Asset Requirement and, upon implementation, authorized the Fund to concentrate the Fund's assets in one or several operating businesses. The Fund has been engaged in a strategy to convert from an investment company to an operating company, and believes that as a result of those efforts it now no longer qualifies as "investment company" within the meaning of the 1940 Act.

        2.       Investment Objectives and Policies Following the 1992 Annual Meeting.

                a.       Investment Objectives. The investment objective of the Fund following the 1992 Annual Meeting is long-term capital appreciation resulting from concentration of the Fund's assets in several operating businesses that are familiar to the Fund's management, and the participation of the Fund's management in the operation of these businesses. Following the 1992 Annual Meeting, and consistent with its investment objective, the Fund's Board of Directors redirected its assets into the acquisition and development of majority-owned operating companies and subsidiaries. Those efforts have resulted in the assets of the Fund being concentrated in the following controlled subsidiaries:
-

TDP Energy Company: The Fund currently owns 57.5% of the total outstanding equity securities of TDP Energy Company. TDP Energy Company is engaged in oil and gas exploration and development through two wholly-owned subsidiaries: Tri-Power Resources, Inc. and Buttes Energy, Inc.

-

Wyoming Resorts, LLC: The Fund owns 51% of the member interests in Wyoming Resorts, LLC, which owns and operates a hotel located in Thermopolis, Wyoming, and an undivided 25% interest in Cappell Valley Vineyard, LLC, which holds real estate in Napa, California being developed as a vineyard.

-

Alta California Broadcasting, Inc.: The Fund owns 55% of the outstanding equity securities of Alta California Broadcasting, Inc. Alta California Broadcasting holds investments in the following subsidiaries:

	*	Four Rivers Broadcasting, Inc.: Radio stations and related assets: 100% owned;
	*	Nova Redwood, LLC: Internet services and media: 80% owned;
	*	Alta California Vineyards, LLC: Undeveloped real estate in Napa, California: 99% owned;
	*	Binghampton Meadows, LLC: Real estate held for development: 97.89474% owned;
	*	Dubois Red Rock, LLC: Real estate held for investment: 100% owned;

                b.       Fund Assets and Revenues. The following table sets forth the allocation of the Fund's assets and revenues among its various interests:
Assets as of December 31, 2000
TDP Energy Company	60.44%
Wyoming Resorts	12.86%
Alta California Broadcasting, Inc.	17.94%
Investment securities	4.19%

                 The following sets forth the relative contribution to the Company's revenues of its various interests:
Revenues:
Nine Months ended of December 31, 2000
TDP Energy Company	88.02%
Wyoming Resorts	2.23%
Alta California Broadcasting, Inc.	4.27%
Nine Months ended December 31, 2000
Investment securities	3.91%

               c.       Fundamental Policies. Notwithstanding the shareholder authorizations at the 1992 Annual Meeting, the Fund is still subject to regulation under the 1940 Act. As a result, the Fund is subject to numerous restrictions imposed upon investment companies by the 1940 Act, more fully described below.

                The Fund may not issue equity securities, which grant the holders preferential rights over the holders of the common stock as to payment of dividends or the distribution of assets upon the liquidation of the Fund.

                The Fund may not purchase or sell commodities or commodity contracts.

                The Fund may invest in "restricted securities" which generally may not be sold without registration under the Securities Act of 1933, as amended. In addition, the Fund does not underwrite securities of issuers, except that the Fund may acquire portfolio securities under circumstances where, if the securities are later publicly offered or sold by the Fund, it might be deemed to be an underwriter for purposes of the Securities Act of 1933.

                The Fund may not purchase call options or sell puts except to hedge a long position.

                Except as set forth above and/or as prohibited by the 1940 Act, since the shareholder action at the 1992 Annual Meeting, the Fund may make any investment, acquisition or series of investments and/or acquisitions that the Board of Directors believes to be in the Fund's best interest, including investments undertaken for the purpose of obtaining management and/or control of the issuer. The Fund is also authorized to make such loans as the Board of Directors, in its sole discretion, deems beneficial to the Fund, including short-term "bridge" loans. A "bridge" loan is a loan made to an issuer preparing to register and market an issue of securities, generally for the first time. Bridge loans are commonly considered extremely risky because there can be no assurance that the borrower will successfully register or market its securities, and consequently the borrower may not be able to repay the bridge loan. On the other hand, such bridge loans may often be made at attractive rates of interest to the Fund, and may enable the Fund to negotiate for the purchase of securities of the borrower at favorable prices. In addition to the foregoing, the Fund is also authorized to purchase, sell, operate and manage all types of real estate, borrow money and pledge Fund assets, all in the discretion of the Board of Directors of the Fund.

        3.       Investment Advisory and Other Services. The Fund currently operates on a self-directed basis, without the counsel and advise of an investment advisor, as permitted by the 1940 Act. Operating on a self-directed basis, the Fund no longer utilizes the services of an investment advisor. Instead, the Board of Directors of the Fund, through the Fund's Advisory Committee and Investment Committee, currently manages the investment operations of the Fund, and otherwise provides the services typically performed by an investment advisor. (See generally "Proposal No. 1 Meetings and Committees of the Board of Directors - Appraisal Committee and Investment Committee.")

        4.       Current Brokerage Allocation and Other Practices. To the extent the Fund continues to invest in the securities of issuers that are not wholly or majority-owned subsidiaries of the Fund, the policy of the Fund is to obtain the best security price available. In so doing, the Fund will assign portfolio executions and negotiate commission rates in accordance with the reliability and quality of a broker/dealer's services. Where commissions paid reflect services furnished in addition to execution, the Fund can demonstrate that such services were bona fide rendered for the benefit of the Fund. The selection of broker/dealers by the Fund will depend on some or all of the following practice: (i) the broker/dealer's research capabilities, including monthly newsletters, reports, evaluations of securities in which the broker/dealer makes a market and evaluations of other issuers; (ii) the broker/dealer's history of bringing new issues to market; (iii) the broker/dealer's subsequent support of new issues which it has brought to the market; (iv) broker/dealers which indicate an interest in giving the Fund the best bid and best asked prices on other securities transactions; and (v) the broker/dealer's general business reputation and "back office" efficiency. Notwithstanding the foregoing however, persons acting on behalf of the Fund are not authorized to pay one broker/dealer more than another because of brokerage or research services provided by the broker/dealer. The Fund has not directed any brokerage transactions through any broker/dealer because of research services offered by a broker/dealer.

        5.       Custodian, Transfer Agent and Dividend-Paying Agent. U.S. Bank acts as the Fund's custodian for assets of the Fund. American Securities Transfer acts as the Fund's dividend-paying agent, transfer agent and registrar.

        6.       Security Ownership of Certain Beneficial Owners and Management. The following table sets forth as of September 1, 2001, certain information with respect to the ownership of the Fund's common stock by:
-	each of the Fund's directors,
-	shareholders known by the Fund to own beneficially more than five percent (5%) of the outstanding common stock of the Fund, and
-	all officers and directors of the Fund as a group.

Each beneficial owner of the Fund's common stock listed below has sole investment and voting power of the shares that he beneficially owns.
Name and Address	Shares of Common Stock Beneficially Owned As of April 1, 2001	Percent of Class Beneficially Owned
John C. Power 11 Sundial Circle, #17 Carefree, Arizona 85377	1,025,331	42.5%

Joseph O. Smith 16915 John Telfer Drive Morgan Hill, CA 95037	8,000	nil

Peter Hirschburg 471 North Curtis Road Boise, Idaho 83706	-0-	-0-
Directors and Officers as a group (3 persons)	1,033,331	42.8

        7.       Voting Intentions of Certain Beneficial Owners and Management. To be ratified by the Shareholders, Proposal No. 2, Proposal No. 3, Proposal No. 4, Proposal No. 5 and Proposal No. 6 require the affirmative vote of a majority of the Fund's outstanding voting securities as defined in the 1940 Act (the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). Mr. John C. Power and the Fund's directors and officers have advised the Fund that they will vote the shares owned or controlled by them FOR each of the Proposals in this Proxy Statement. These shares total 1,033,331 shares and represent 42.8% of the outstanding common stock of the Fund.

        8.       Additional Information. The Fund is subject to the informational requirements of the 1934 Act and in accordance therewith files reports and other information with the SEC. Reports, proxy statements and other information concerning the Company can be inspected and copied (at prescribed rates) at the Commission's Public Reference Rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at (202) 942-8900 for further information regarding the Public Reference Rooms. You can also obtain copies of our Commission filings by going to the Commission's website at Requests for information may also be sent electronically to the following e-mail address:  publicinfo@sec.gov.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

         It is the recommendation of management that the Board of Directors for the coming year and, until their successors have been duly elected and qualified, consists of three members. Cumulative voting in the election of Directors is not authorized by the Articles of Incorporation. The persons named in the accompanying form of proxy intend, in the absence of contrary instructions, to vote all proxies FOR the election of the three nominees listed below as directors of the Fund to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified. All nominees have consented to stand for election and to serve if elected. If any such nominees should be unable to serve, an event not now anticipated, the proxies will be voted for such person, if any, as shall be designated by the Board of Directors to replace any such nominee.

        1.      Information Concerning Nominees. The following table sets forth certain information about the nominees for election as directors:
Name, Age and Office With Fund	Principal Occupation During Past Five Years and Current Affiliations	Shares Beneficially Owned As Of May 1, 2000
John C. Power, 38, Director since May 1989, President since February 28, 1992, Chief Financial Officer since February 1999

Mr. Power has served as a Director of the Fund since May, 1989 and as President and Chief Executive Officer of the Fund since February 1992 and Chief Financial Officer since February 1999. In addition, Mr. Power serves as President of TDP Energy Company, (since inception in 1994) a majority-owned subsidiary of the Fund, President of Four Rivers Broadcasting, Inc., (since inception in 1997) a wholly-owned subsidiary of Alta California Broadcasting, Inc., President of Alta California Broadcasting, Inc., a majority-owned subsidiary of the Fund, and is Managing Member of Wyoming Resorts, LLC, a limited liability company controlled by the Fund. He is also a Director of Redwood Energy, Ltd., an energy company that trades on the Canadian Venture Stock Exchange under the symbol "RWD." In addition, he has served since 1998 as Managing Member of Sea Ranch Lodge & Village, LLC, a California limited liability company which owns and operates a resort in Sonoma County, California. Mr. Power also serves as Managing Member of Nova Redwood, LLC (since inception in 1999), Managing Member of Alta California Vineyards, LLC (since inception in June 2000) and Managing Member of Binghampton Meadows, LLC and Dubois Red Rock, LLC (both since inception in May 2000). He was a director of Guardian Technologies International, Inc., a publicly-traded manufacturer of soft armor, from 1997 to 1999. From June, 1995 until December 31, 1998, Mr. Power has also served as President, Chief Executive Officer and Chairman of the Board of Redwood Broadcasting, Inc. ("RBI"), a publicly traded company involved in radio broadcasting. Since November 1996, Mr. Power has been the Managing Member of Northern Lights Broadcasting, L.L.C., a limited liability company engaged in the development of radio stations in Montana and North Dakota. From November 1996 until June 5, 1998, Mr. Power was President of Power Surge, Inc. Mr. Power has also served as President of Power Curve, Inc., a private investment and consulting firm since 1986, and as an officer and director of Signature Wines of Napa Valley, Inc. from September, 1995 to June 1996. Signature Wines is engaged in the resale and marketing of wines through a private label program. From March, 1994 to September, 1995, Mr. Power served as a general partner of Signature Wines, a California general partnership, a predecessor entity of Signature Wines of Napa Valley, Inc. He was a director of AirSoft Corporation, a manufacturer of network communications software and systems, from 1993 to June 1996. Mr. Power received his formal education at Occidental College and at the University of California at Davis.

1,025,331 shares 42.5%
Peter Hirschburg, 80, Director since 2000

Mr. Hirschburg has served as a Director of the Fund since the year 2000. Mr. Hirschburg serves as an executive officer and director of the following family-owned private corporations: Fletcher Oil Company, a distributor of petroleum products primarily through convenience stores and gas stations in rural markets; FOF, Inc., an owner of petroleum distribution-related real estate; Northwest Land and Cattle Company, Inc., a company with real estate holdings and petroleum product distribution interests; ADA Distributing Company, Inc., which holds real estate investment income properties; and GMCS, Inc., which holds additional real estate interests.

0 Shares 0%
Joseph O. Smith, 58, Director since May 1985

Mr. Smith has served as a Director of the Fund since May, 1985. Mr. Smith also served as a Director of Combined Penny Stock Fund, Inc. from May 1985 to February 28, 1992, and has been an Engineering Manager with National SemiConductor (manufacturer) since August 1985.

8,000 Shares nil %

        2.      Meetings and Committees of the Board of Directors

                 a.       Meetings of the Board of Directors. The Board of Directors met two times during the fiscal year ended March 31, 2001. Each incumbent director attended each meeting of the Board of Directors, either in person or by telephone conference.

                 b.       Appraisal Committee. The Board has established an Appraisal Committee which reviews all transactions with respect to execution price and brokerage commissions, to determine if the Fund is receiving "the best execution." The Appraisal Committee also proposes to the Board appropriate methods of evaluation for securities that are not publicly traded or are otherwise subject to restrictions upon transfer. Evaluations for such securities are determined in good faith by the Fund's Board of Directors. During the year ended March 31, 2001, the Appraisal Committee consisted of John C. Power and Joseph O. Smith. The Appraisal Committee meets immediately following the close of each month. During the fiscal year ended March 31, 2001, the Appraisal Committee met 12 times. All members of the Appraisal Committee attended each meeting either in person or by telephone conference.

                 c.       Investment Committee. The Board has established an Investment Committee to approve all stock transactions considered by the Fund. During the fiscal year ended March 31, 2001, the Investment Committee members were John C. Power and Joseph O. Smith.

                 d.       Other Committees. There are no standing audit, compensation or nominating committees of the Board. The foregoing notwithstanding, John C. Power, the Fund's Chief Financial Officer, has been charged with the responsibility of maintaining all journals and ledgers which the Act, and the rules and regulations promulgated thereunder, require the Fund to maintain.

        3.      Remuneration and Executive Compensation. The following tables and discussion set forth information with respect to all plan and non-plan compensation awarded to, earned by or paid to each of the three (3) highest-paid executive officers that have aggregate compensation from the Fund for the most recently completed fiscal year in excess of $100,000.00.

_____________________________________________________________________________________________
                                                                                      COMPENSATION TABLE
Name of Person, Position	Aggregate Compensation	Pension or Retirement Benefits Accrued As Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Director
John C. Power, President, CEO, CFO and Director	FY 2001 $102,000 FY 2000 $ 92,000	-0- -0-	-0- -0-	$102,000 $92,000

__________________________________________________________________________________

                 No other executive officer of the Fund received compensation during the fiscal year ended March 31, 2001 in excess of $100,000.

                 All officers and employees of the Company are eligible to participate in the Company's group health and dental insurance plan. The Company currently has no written employment agreements with any of its executive officers. The Company has not implemented any stock option, stock bonus, incentive stock option or other similar plans; although the Company may consider the implementation of such plans in the future.

        4.      Pending Legal Proceedings. During 1994, 1995 and 1996, the Fund and John C. Power, a Director and President of the Fund, received several requests from the Securities and Exchange Commission (the "Commission") to produce documents covering numerous transactions involving Mr. Power, the Fund and other parties. In September, 1996, Mr. Power was notified by Commission's staff that it intends to request that the Commission commence an administrative proceeding against Mr. Power and others based upon certain transactions in securities of issuers other than the Fund. The Fund did not receive any such notification. Mr. Power has responded to the Commission with a written submission which sets forth why there exists no basis in fact or law for such a proceeding. In September, 1998, the Commission brought an administrative action against Mr. Power and other third parties. The matter went to administrative hearing in November, 1998. On March 9, 2001, the administrative law judge issued her Initial Decision in the matter in which it was found, inter alia, that Mr. Power had violated Section 10b of the Securities Exchange Act of 1934, as amended, and Rule 10b-5 thereunder and ordered that Mr. Power cease and desist from committing or causing any future violations of Section 10 of the Exchange Act and Rule 10b-5 thereunder. This Initial Decision is not final and Mr. Power is engaged in the appeals process with respect to the matter.

                 In 1999, the Fund was audited by the Commission and as a result of the audit received a deficiency notification. The deficiency notification outlined various areas in which the Commission's examination staff claims the Fund either deviated from applicable regulatory requirements or otherwise violated federal securities laws. The Fund has responded to the deficiency letter and is awaiting notification of what, if any, additional action the Commission staff may take in the matter.

                 Other than the foregoing, during the last five (5) years no director or officer of the Company has:
(1)

had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two (2) years prior to that time;

(2)	been convicted in a criminal proceeding or subject to a pending criminal proceeding;
(3)

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily, enjoining, barring, suspending, or otherwise limiting his involvement in any type of business, securities or banking activities; or

(4)

been found by a Court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgement has not been reversed, suspended, or vacated.

        5.      Certain Relationships and Related Transactions.

        During fiscal years 2000 and 2001, the Fund made and received advances with several affiliated companies.

                 Fiscal 2000:

                 The Fund had advances payable to TDP Energy Company and California Progressions, Inc. in the amounts of $145,037 and $80,407, respectively.

                 At March 31, 2000, the Fund had outstanding advances receivable from affiliates of $953,000 including an advance receivable from Wyoming Resorts, LLC of $915,000; although for accounting purposes the receivable was reduced by a valuation allowance of $220,000, and as a result is reflected on the accompanying financial statements at $733,000. The advances have no repayment terms and bear interest of eight percent (8%) per annum.

                 Fiscal 2001

                 The Fund has provided a corporate guarantee of a commercial loan obtained by Wyoming Resorts, LLC with a commercial lender. The loan had an outstanding balance of $970,412 at March 31, 2001. In addition, the Fund has guaranteed a commercial loan obtained by Palo Verde Group, Inc. , a wholly-owned subsidiary, with a commercial lender. The outstanding balance on this indebtedness at March 31, 2001 was $104,691.97.

                  In addition, the Fund has guaranteed a commercial loan obtained by Capell Valley Vineyard, LLC, an affiliate of Wyoming Resorts, LLC, a limited liability company controlled by the Fund. The amount outstanding at March 31, 2001 on this commercial loan was $1,500,000.

                  The Fund has provided a working line of credit to Wyoming Resorts, LLC in the amount of $800,000. The borrowing limit on that line of credit was increased to $1,485,000 after the end of fiscal 2001, the amount of principal and accrued interest outstanding at March 31, 2001.

                   At March 31, 2001, the Fund had notes payable to TDP Energy Company, its majority-owned subsidiary, in the aggregate amount of $406,105, with accrued and unpaid interest thereon in the amount of $31,065.

                   Effective February 28, 2001, the Fund entered into an agreement with its majority-owned subsidiary, Alta California Broadcasting, Inc., pursuant to which the Fund transferred to Alta all of the outstanding common stock of Four Rivers Broadcasting, Inc. and paid to Alta the sum of $40,000 in exchange for the transfer by Alta to the Fund of a note receivable from Wyoming Resorts, LLC in the amount of $350,000. The transaction was undertaken in an effort to consolidate all radio broadcasting assets in Alta and all notes receivable from Wyoming Resorts in the Fund, thus avoiding potential conflicts of interest.

         6.      Compliance with Section 16(a) of the Exchange Act. Under the Securities Laws of the United States, the Fund's Directors, its Executive (and certain other) officers, and any persons holding more than ten percent (10%) of the Fund's common stock are required to report their ownership of the Fund's common stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Fund is required to report in this Report any failure to file. Based upon information provided to the Fund, all of these filing requirements were satisfied by its Officers and Directors and ten percent holders as of March 31, 2001.

         7.      Voting Requirement. Election of the nominees as directors requires a plurality of all of all of the votes cast in favor of director nominees at the meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE ELECTION OF THE NOMINEES AS DIRECTORS

PROPOSAL NO. 2:    SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS FOR
                                     THE FUND

         The Board of Directors of the Fund approved the selection of the firm of Stockman Kast Ryan & Co., LLP ("SKR") as independent accountants for the Fund for the fiscal year ending March 31, 2002. Said selection is hereby being submitted to the Shareholders for ratification at the Annual Meeting.

         The professional services of SKR to the Fund have included examination of and reporting on the Annual Report to Shareholders for the past five (5) fiscal years and services related to filings made with the Securities and Exchange Commission.

         Approval of the selection of the firm of SKR requires the affirmative vote of a majority of the Fund's outstanding voting securities which mean the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are present or (ii) more than 50% of the outstanding shares.

         If such appointment is not approved by the shareholders, it would be unlawful for the Fund to file with the United States Securities and Exchange Commission any financial statement signed or certified by SKR, and new independent certified public accountants would have to be appointed and the appointment submitted to shareholders for approval.

          A representative of SKR is not expected to be present at the Annual Meeting. However, should a representative of SKR attend the Annual Meeting, the representative may make a statement if desired and will be given an opportunity to respond to appropriate questions. The firm of SKR does not have any direct or indirect financial interest in the Fund.

          The following table details aggregate fees billed during the fiscal year ended March 31, 2001 by Stockman Kast Ryan & Co., LLP for:

*	Professional services rendered to the audit of the Company's annual consolidated financial statements and the reviews of the Company's quarterly consolidated financial statements;
*	Financial information systems design and implementation; and
All other services:
Services for Fiscal 2000	Aggregate Fees Billed
Audit	$ 17,213
Financial Information System Design and Implementation	$ -0-
Other	$ 1,817

         Neither the Board of Directors nor the Audit Committee of the Board of Directors has considered whether the provision of the services covered by the caption "Financial Information System Design and Implementation" or "Other" in the above table is compatible with Stockman Kast Ryan & Scruggs, P.C.'s independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE RATIFICATION OF THE SELECTION OF STOCKMAN KAST RYAN & CO., LLP
AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FUND
FOR THE YEAR ENDING MARCH 31, 200

PROPOSAL NO. 3:	REAPPROVAL OF THE FUND'S DEREGISTRATION AS AN INVESTMENT COMPANY AND REPEAL OF ITS INVESTMENT GUIDELINE

Background

        At the Fund's Annual Meeting of Shareholders held in August 1992, the shareholders approved a resolution to change the nature of the Fund's business so that it would cease to be an investment company and to temporarily revise the Fund's Investment Guidelines so as to permit the Fund to acquire controlling interest of one or more operating companies and thereby convert from a registered investment company to a holding company engaged in the businesses of its operating subsidiaries.

        Following such shareholder approval, the Fund began forming and acquiring wholly-owned and majority-owned subsidiaries from August 1992 through 1993. Those subsidiaries acquired assets consisting of (i) real estate held for commercial or residential development, (ii) radio broadcasting assets consisting of several radio stations in the northern California area and (iii) the acquisition of TDP Energy Company, engaged in oil and gas exploration.

        Having converted its assets from primarily investment securities to primarily securities of controlled operating subsidiaries, in January 1994 the Company filed with the Securities and Exchange Commission its Application under Section 8(f) of the 1940 Act to deregister as an investment company. The Fund pursued that Application through June 1995 when, in response to the SEC investigation into certain activities of Mr. Power described elsewhere in this Proxy Statement, the SEC suspended its review of the Fund's Application to Deregister.

        Following the suspension by the SEC of its review of the Fund's Application, the Fund engaged in further business activities which materially changed the factual basis upon which it had relied in support of its Application under Section 8(f) of the 1940 Act. As a result, but still in furtherance of its pursuit to deregister as an investment company, in August 1999 the Fund filed with the SEC a new Application for an Order pursuant to Section 23(c)(3) of the 1940 Act in which it sought permission to undertake a reverse split of its outstanding securities in a manner that would result in the Fund being exempt from the registration requirements of the 1940 Act under Section 3(c)(1) by virtue of the fact that following the reverse split the Fund would have fewer than 100 shareholders. In late 1999, however, the SEC once again informed the Fund that it was suspending its review of this second Application due to a referral to the Enforcement Division of the SEC of certain deficiencies at the Fund noted in a recent SEC audit. In approximately January 2001, the Fund was notified by the SEC that it would reactivate its review of this second Application if the Fund so desired.

        Given the foregoing history, the Board of Directors of the Fund has determined that rather than continue to seek an Application for Order pursuant to Section 23(c)(3) of the 1940 Act, the Fund's resources and working capital would be better preserved if it were to renew an Application to Deregister under Section 8(f) of the 1940 Act, consistent with the shareholder approval initially obtained in August 1992.

        The Fund is seeking from its shareholders a reaffirmation of their approval in 1992 of the Fund's efforts to deregister as an investment company. This shareholder reaffirmation is thought to be advisable due to the passage of time and the foregoing history.

        1.      General Information about Proposal No. 3

               a.      Definition of an "Investment Company"

                        The 1940 Act defines an Investment Company to include any corporation which (i) is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities and (ii) a corporation which is primarily engaged in the business of investing, reinvesting, owning, holding or trading in securities and owns securities which, on an unconsolidated basis, have a value exceeding 40% of the value of its total assets. In addition, the 1940 Act excludes from classification as an Investment Company (i) any corporation primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of investing, reinvesting, owning, holding or trading in securities and (ii) any corporation which the SEC determines and declares to be primarily engaged, either directly or through majority-owned subsidiaries, or controlled companies conducting similar types of businesses, in one or more businesses other than that of investing, reinvesting, owning, holding or trading in securities. Thus, an investment company is primarily engaged in investing and reinvesting funds in, and acquiring and disposing of, securities and deriving dividends, interest and gain from such securities transactions. An investment company is significantly different from an operating company which obtains income from the business or businesses it operates. The 1940 Act regulates and restricts a registered investment company, but does not apply to an operating company.

               b.      Regulation Under the Securities Laws

                        As a registered investment company, the Fund is regulated under a variety of securities laws and rules, including particularly the 1940 Act and the 1934 Act.

                        The following is a brief summary of certain important provisions of the 1940 Act and does not purport to be complete. For the most part, the provisions cited are those that are specific to registered investment companies and highlight areas in which investment company regulation may be deemed (i) to give shareholders greater protection than shareholders of companies which are subject only to regulation under the 1934 Act and (ii) to be particularly restrictive on management of investment companies.

                       The 1940 Act regulates the form, content and frequency of financial reports to shareholders; requires that the Fund file periodic reports with the SEC, reports which are designed to disclose compliance with the 1940 Act and to present other financial information; prohibits the Fund from changing the nature of its business or fundamental investment policies without the prior approval of its shareholders; regulates the composition of the Board of Directors by preventing investment bankers and securities brokers from constituting more than a minority of the directors of the Fund; limits the number of "interested persons" of the Fund who may be directors of the Fund to 60% or fewer and prevents officers, directors or employees of any one bank from constituting more than a minority of the Fund's directors; requires any investment management contract to be submitted to the shareholders for their approval; prohibits certain transactions between the Fund and affiliated persons, including directors and officers of the Fund and affiliated companies, unless such transactions are exempt by the SEC; regulates the capital structure of the Fund by restricting certain issuances of senior equity and debt securities and restricts the issuance of stock options, rights and warrants; prohibits pyramiding investment companies and the cross-ownership of securities; provides for the custody of securities and bonding of certain employees; prohibits voting trusts; and requires shareholder ratification of the selection of accountants.

        2.      Deregistration

                 The Fund intends to apply to the SEC for an order under Section 8(f) of the 1940 Act declaring that it has ceased to be an investment company. After reviewing the application, the SEC can require the Fund to supply additional information, which may result in one or more amendments to the application. In addition, the SEC can, on its own motion or on the motion of an interested party, order a public hearing on the application. In the event that the SEC acts favorably on this application, the Fund will no longer be registered as an investment company with the SEC or subject to regulation under the 1940 Act. However, such an order may be subject to certain conditions not determinable at the present time. There can be no assurance that the SEC will grant the Fund's application for deregistration, and no prediction can be made with respect to how long it will take the SEC to issue the deregistration order.

                 If the SEC should approve deregistration under Section 8(f) of the 1940 Act, the shareholders would no longer have the benefit of the regulatory protections provided by the 1940 Act as outlined above. However, following deregistration, shareholders will continue to have the protection afforded by certain provisions of the 1934 Act, which regulates publicly-traded companies, including, but not limited to, provisions dealing with the following: soliciting proxies from shareholders; filing interim and annual reports with the SEC; filing securities ownership reports by directors, officers and principal shareholders; certain prohibitions against engaging in insider trading of securities or using manipulative devices in connection with certain securities transactions and making misleading statements in reports or documents filed with the SEC; and, requiring certain disclosures in connection with the solicitation of proxies from shareholders.

        3.      Repeal of Investment Guidelines

                 a.      Repeal of Investment Objective

                          The Board of Directors recommends the repeal, in their entirety, of the Fund's stated investment objectives and related investment guidelines. Approval of such a recommendation would be made in conjunction with the approval of the Fund's deregistration as an investment company. The repeal of the Fund's current investment objectives would only become operative if Proposal No. 3 is approved by the Shareholders.

                b.      Revision of Investment Policies and Restrictions

                         As a registered investment company, the Fund is prohibited from lending money except through the purchase of debt obligations and the making of short-term "bridge" loans. The repeal of this investment restriction would permit the Fund to make, in addition to short-term "bridge" loans, any other loans which, in the sole discretion of the Board of Directors, would be beneficial to the Fund, said loans conceivably having extended maturity dates. This change in investment restrictions will only become effective if Proposal No. 3 is approved by the shareholders.

                         Second, the Fund's Board of Directors recommends the repeal of the Fund's investment restrictions prohibiting the Fund from investing for the purpose of exercising control or management. This change is consistent with the Fund concentrating its assets in one or several operating businesses or industries.

                         Third, the Fund's investment restrictions prohibit the Fund from purchasing and selling real estate or real estate mortgage loans. These restrictions are inconsistent with the Fund reallocating a significant portion of its assets to real estate holdings, including Wyoming Resorts, LLC and several real estate interests held by Alta California Broadcasting, Inc. This change in investment restrictions will only become effective, however, if Proposal No. 3 is approved by the shareholders.

                         Finally, the Fund's investment restrictions prohibit the Fund from borrowing except in limited circumstances. This restriction is inconsistent with the Fund's conversion to an operating company because borrowing may be necessary to finance acquisitions and operations. One purpose for expanding the Fund's borrowing powers is to permit the Fund more flexibility in borrowing for leverage, which is a speculative technique, that is, to acquire additional assets to an extent greater than would be the case without borrowing. Borrowing for leverage would accelerate any increase or decrease in the value of the Fund's assets in light of the proposed business strategy to concentrate the Fund's assets in one or several operating businesses. The loans or credit extensions would be subject to interest costs, which may or may not be recovered by appreciation or dividends. In addition to paying fixed interest rates, the Fund could be required to maintain minimum balances or pay a commitment fee or maintain a line of credit, any of which would increase the cost of borrowing over stated rates.

                          Based on the foregoing, and on its efforts to enhance the long-term performance of the Fund, it is the recommendation of the Board of Directors that the Fund's current Investment Policies and Restrictions revised in the manner detailed above. Further, it is the recommendation of the Fund's Board of Directors that upon the Fund's deregistration as an investment company, that the Fund's stated investment objectives and related investment guidelines be repealed in their entirety. However, the repeal of the Fund's stated investment objectives and related investment guidelines in their entirety will only become effective if Proposal No. 3 is approved by the Shareholders.

        4.      Tax Consequences of the Conversion of the Fund to an Operating Company

                 a.      Taxation of Regulated Investment Companies Generally

                           To date, the Fund has elected to be treated as a Regulated Investment Company (hereinafter "RIC") under the Code. RICs, unlike ordinary corporations, are not subject to U.S. Federal income tax on their investment company taxable income and net capital gains that are distributed to shareholders provided they distribute at least a certain percentage of their income and gains each taxable year. In order to qualify as a RIC in a particular taxable year, a corporation must be a domestic corporation which at all relevant times during the taxable year meets certain Code requirements, including, among others, a requirement that: (1) it is either registered under the 1940 Act as one of a specified group of companies or is excluded from investment company treatment under specified rules; (2) at least 90 percent (90%) of its gross income is derived from dividends, interest, gains from the sale or other disposition of stocks, securities or foreign currency, and certain other sources; (3) less than 30 percent (30%) of its gross income is derived from the sale or other disposition of stocks and securities held less than three months; (4) at the end of each quarter of the taxable year, at lease 50 percent (50%) of the market value of its total assets consists of cash items, U.S. Government securities, and other securities, with such other securities included as "other securities" for purposes of this calculation only if the corporation's investment in such securities is not greater than five percent (5%) of the value of its total assets and 10 percent (10%) of the outstanding voting securities of the issuer; and (5) at the end of each quarter of the taxable year, not more than 25 percent (25%) of the value of its assets consists of the securities of any one issuer (other than U.S. Government securities or securities of other RICs).

                 b.       Tax Consequences of Losing Regulated Investment Company ("RIC") Status

                            By converting from an investment company to an operating company in the manner set forth in Proposal 3, the Fund will no longer qualify as a RIC and will be taxed as an ordinary corporation. As an ordinary corporation, the Fund's taxable income (including its interest and dividend income, its net capital gain and any gain on the disposition of foreign currency) will be subject to U.S. Federal income tax at regular corporate rates. Moreover, distributions, if any, of such income to shareholders will not result in a corporate-level deduction for the Fund, and shareholders of the Fund will ordinarily be subject to U.S. Federal income tax on those distributions (generally, as ordinary dividend income subject to regular tax).

        5.      Voting Requirements

                Approval of this Proposal No. 3 requires the affirmative vote of majority of the Fund's outstanding voting securities as defined in the 1940 Act (the lesser of (i) 67% of the shares represented at a meeting at which more than 50% of the outstanding shares are represented or (ii) more than 50% of the outstanding shares). Holders of approximately 35.8% of the Fund's outstanding common stock have indicated that they will vote FOR Proposal No. 3. (See "Voting Intentions of Certain Beneficial Owners and Management.")

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
(i) APPLYING TO DEREGISTER AS AN INVESTMENT COMPANY UNDER THE 1940 ACT, AND (ii) THE REPEAL OF THE FUND'S INVESTMENT GUIDELINES
PROPOSAL NO. 4:	APPROVAL OF AN AMENDMENT OF THE FUND'S ARTICLES OF INCORPORATION TO CHANGE THE FUND'S NAME

        The Board of Directors believes that in the event Proposal No. 3 is approved by the Shareholders and the Fund's application with the Commission to deregister as an Investment Company under the 1940 Act is likewise approved, it is appropriate to amend the Fund's Articles of Incorporation to change the Fund's name to a corporate name determined by the Board of Directors. The change will delete the word "Fund" from the name of the Company. Inasmuch as companies that use the word "Fund" in their corporate name are generally mutual funds or other classifications of investment companies which are regulated under the Investment Company Act of 1940, it would be misleading to continue to use the word "Fund" in the Company's name once the Company has become deregistered and is no longer regulated under the 1940 Act. In order to effectuate such a change, the Board of Directors has determined that it would be necessary to amend the Company's Articles of Incorporation to change the Company's name so as to avoid creating the misleading implication that the Company is an Investment Company or otherwise regulated under the 1940 Act.

        Approval of this Proposal will authorize the Board of Directors, in its sole discretion, to identify a new corporate name for the Fund and to effect such a name change by filing Articles of Incorporation with the Colorado Secretary of State.

        Approval of this Proposal No. 4 requires the affirmative vote of the holders of two-thirds of securities voted in the matter, in person or by proxy, at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
AN AMENDMENT OF THE FUND'S ARTICLES OF INCORPORATION
TO CHANGE THE FUND'S NAME.

PROPOSAL NO. 5: 2001 EQUITY INCENTIVE PLAN

        If the Company is successful in its application to deregister as an investment company under the 1940 Act, it will no longer be under the restrictions applicable to investment companies which preclude the implementation of an equity incentive plan pursuant to which it can grant options and other rights to acquire shares of its common stock to directors, executive officers, key employees and consultants and advisors.

        In order to be authorized to grant incentive stock options that qualify under Section 422 of the Internal Revenue Code of 1986, as amended, it is necessary that such a plan receive and obtain shareholder approval.

        In anticipation of the Company's successful deregistration from the 1940 Act, the Company's 2001 Equity Incentive Plan was adopted by the Board of Directors on April 13, 2001. The essential features of the 2001 Plan are outlined below:

        The essential features of the 2001 Plan are outlined below:

        The 2001 Plan provides for the grant of (1) both incentive and nonstatutory stock options, (2) stock bonuses, (3) rights to purchase restricted stock and (4) stock appreciation rights (collectively, "Stock Awards"). Incentive stock options granted under the 2001 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the 2001 Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of Stock Awards.

        The 2001 Plan was adopted by the Board of Directors on April 13, 2001. The 2001 Plan provides a means by which selected officers and employees of and consultants to the Company and its affiliates could be given an opportunity to purchase stock in the Company, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company.

        The 2001 Plan is administered by the Board of Directors of the Company. The Board has the power to construe and interpret the 2001 Plan and, subject to the provisions of the 2001 Plan, to determine the persons to whom and the dates on which Stock Awards will be granted; whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock bonus, a right to purchase restricted stock, a stock appreciation right or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award; whether a person shall be permitted to receive stock upon exercise of an independent stock appreciation right; and the number of shares with respect to which a Stock Award shall be granted to each such person. The Board of Directors is authorized to delegate administration of the 2001 Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of the 2001 Plan to the Compensation Committee of the Board. As used herein with respect to the 2001 Plan, the "Board" refers to the Compensation Committee as well as to the Board of Directors itself.

        Incentive stock options and stock appreciation rights related to incentive stock options may be granted under the 2001 Plan only to selected employees(including officers and directors who are employees) of the Company and its affiliates. Selected employees, non-employee directors and consultants are eligible to receive Stock Awards other than incentive stock options and such stock appreciation rights under the 2001 Plan. Non-employee directors are eligible only for nonstatutory stock options. No incentive stock option may be granted under the 2001 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the incentive stock option exercise price is at least 110%of the fair market value of the stock subject to the incentive stock option on the date of grant, and the term of the option does not exceed five years from the date of grant. For incentive stock options granted under the 2001 Plan, the aggregate fair market value, determined at the time of grant, of the shares of Common Stock with respect to which such options are exercisable for the first time by an optionee during any calendar year (under all such plans of the Company and its affiliates) may not exceed $100,000. Non-employee directors are eligible only for nonstatutory stock options.

        The Company has reserved a total of 500,000 shares of Common Stock for issuance under the 2001 Plan. If any Stock Award granted under the 2001 Plan expires or otherwise terminates without being exercised, the Common Stock not purchased pursuant to such Stock Awards again becomes available for issuance under the 2001 Plan.

        The following is a description of the permissible terms of options under the 2001 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

        The exercise price of incentive stock options under the 2001 Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the option grant, and in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 2001 Plan may not be less than 85% of the fair market value of the Common Stock subject to the option on the date of the option grant. However, if options were granted with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information." At August 13, 2001, the closing price of the Company's Common Stock as reported on the OTC Electronic Bulletin Board was $1.10 per share. In the event of a decline in the value of the Company's Common Stock, The Board has the authority to offer employees the opportunity to replace outstanding higher priced options, whether incentive or nonstatutory, with new lower priced options. To date, the Board has not exercised such authority. To the extent required by Section 162(m), an option repriced under the 2001 Plan is deemed to be canceled and a new option granted. Both the options deemed to be canceled and the new options deemed to be granted will be counted against the2001 Plan share limitation. The exercise price of options granted under the 2001 Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other Common Stock of the Company,(ii) pursuant to a deferred payment arrangement or (c) in any other form of legal consideration acceptable to the Board.

Option Exercise

        Options granted under the 2001 Plan may become exercisable ("vest") in cumulative increments as determined by the Board. Shares covered by options granted in the future under the 2001 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 2001 Plan may permit exercise prior to vesting, but in such event the optionee may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested at their exercise price should the optionee leave the employ of the Company before vesting. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned stock of the Company or by a combination of these means.

Term

        The maximum term of options under the 2001 Plan is 10 years. Options under the 2001 Plan terminate three months after termination of the optionee's employment or relationship as a consultant or director of the Company or any affiliate of the Company, unless (a) such termination is due to such person's permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised at any time not exceeding twelve months following such termination; (b) the optionee dies while employed by or serving as a consultant or director of the Company or any affiliate of the Company, or within three months after termination of such relationship, in which case the option may be exercised (to the extent the option was exercisable at the time of the optionee's death) within twelve months of the optionee's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. Individual options by their terms may provide for exercise within a longer period of time following termination of employment or the consulting relationship. The option term may also be extended in the event that exercise of the option within these periods is prohibited for specified reasons.

        The following is a description of the permissible terms of stock bonuses and restricted stock purchase agreements under the 2001 Plan. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement includes the substance of each of the following provisions as appropriate:

Purchase Price

        The purchase price under each restricted stock purchase agreement is such amount as the Board may determine and designate in such agreement, but in no event may the purchase price be less than eighty-five percent (85%) of the stock's fair market value on the date such award is made. Notwithstanding the foregoing, the Board may determine that eligible participants in the 2001 Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

Consideration

        The purchase price of stock acquired pursuant to a stock purchase agreement must be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion. Notwithstanding the foregoing, the Board may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

Vesting

        Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

Termination of Employment or Relationship as a Director or Consultant

        In the event a participant's continuous status as an employee, director or consultant terminates, the Company may repurchase or otherwise re-acquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.

Stock Appreciation Rights

        The three types of Stock Appreciation Rights that are authorized for issuance under the 2001 Plan are as follows:

        Tandem Stock Appreciation Rights. Tandem stock appreciation rights may be granted appurtenant to an option, and are generally subject to the same terms and conditions applicable to the particular option grant to which they pertain. Tandem stock appreciation rights require the holder to elect between the exercise of the underlying option for shares of stock and the surrender, in whole or in part, of such option for an appreciation distribution. The appreciation distribution payable on the exercised tandem right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the option surrender) in an amount up to the excess of (i) the fair market value (on the date of the option surrender) of the number of shares of stock covered by that portion of the surrendered option in which the optionee is vested over (ii) the aggregate exercise price payable for such vested shares.

        Concurrent Stock Appreciation Rights. Concurrent stock appreciation rights may be granted appurtenant to an option and may apply to all or any portion of the shares of stock subject to the underlying option and are generally subject to the same terms and conditions applicable to the particular option grant to which they pertain. A concurrent right is exercised automatically at the same time the underlying option is exercised with respect to the particular shares of stock to which the concurrent right pertains. The appreciation distribution payable on an exercised concurrent right is in cash (or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the concurrent right) in an amount equal to such portion as shall be determined by the Board at the time of the grant of the excess of (i) the aggregate fair market value (on the date of the exercise of the concurrent right) of the vested shares of stock purchased under the underlying option which have concurrent rights appurtenant to them over (ii) the aggregate exercise price paid for such shares.

        Independent Stock Appreciation Rights. Independent stock appreciation rights may be granted independently of any option and are generally subject to the same terms and conditions applicable to nonstatutory stock options. The appreciation distribution payable on an exercised independent right may not be greater than an amount equal to the excess of (i) the aggregate fair market value (on the date of the exercise of the independent right) of a number of shares of Company stock equal to the number of share equivalents in which the holder is vested under such independent right, and with respect to which the holder is exercising the independent right on such date, over (ii) the aggregate fair market value (on the date of the grant of the independent right) of such number of shares of Company stock. The appreciation distribution payable on the exercised independent right is in cash or, if so provided, in an equivalent number of shares of stock based on fair market value on the date of the exercise of the independent right.

        If there is any change in the stock subject to the 2001 Plan or subject to any Stock Award granted under the 2001 Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the 2001 Plan and Stock Awards outstanding thereunder will be appropriately adjusted as to the class and the maximum number of shares subject to such plan, and the class, number of shares and price per share of stock subject to such outstanding options.

        The 2001 Plan provides that, in the event of a dissolution or liquidation of the Company, specified type of merger or other corporate reorganization (a "Change-in-Control"), to the extent permitted by law, any surviving corporation will be required to either assume Stock Awards outstanding under the 2001 Plan or substitute similar options for those outstanding under such plan, or such outstanding options will continue in full force and effect. In the event that any surviving corporation declines to assume or continue Stock Awards outstanding under the 2001 Plan, or to substitute similar Stock Awards, then the time during which such Stock Awards may be exercised shall be accelerated and the Stock Awards terminated if not exercised during such time. Individual options may contain more liberal vesting acceleration provisions. The acceleration of a Stock Award in the event of a Change-in-Control may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

        The Board may suspend or terminate the 2001 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2001 Plan will terminate on April 13, 2011. The Board may also amend the 2001 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within twelve months before or after its adoption by the Board if the amendment would: (a) modify the requirements as to eligibility for participation (to the extent such modification requires stockholder approval in order for the Plan to satisfy Section 422 of the Code, if applicable, or Rule16b-3 ("Rule 16b-3") of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); (b) increase the number of shares reserved for issuance upon exercise of options; or (c) change any other provision of the Plan in any other way if such modification requires stockholder approval in order to comply with Rule 16b-3 or satisfy the requirements of Section 422 of the Code. The Board may submit any other amendment to the 2001 Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

        Under the 2001 Plan, an incentive stock option may not be transferred by the optionee otherwise than by will or by the laws of descent and distribution and during the lifetime of the optionee, may be exercised only by the optionee. A nonstatutory stock option may not be transferred except by will or by the laws of descent and distribution unless otherwise specified in the option agreement, in which case the nonstatutory stock option may be transferred upon such terms and conditions as set forth in the option, including pursuant to a domestic relations order. In any case, the optionee may designate in writing a third party who may exercise the option in the event of the optionee's death. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer which The Board deems appropriate.

Federal Income Tax Considerations.

        Incentive Stock Options. Incentive stock options under the 2001 Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code. There generally are no federal income tax consequences to the optionee or the. Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any. If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods(a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the stock was held. Long-term capital gains currently are generally subject to lower tax rates than short-term capital gains (which are taxed at the ordinary income rate). The maximum long-term capital gains rate for federal income tax purposes is currently 20% while the maximum ordinary income rate is effectively 39.6% at the present time. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act. To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options. Nonstatutory stock options granted under the 2001 Plan generally have the following federal income tax consequences:

        There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Restricted Stock and Stock Bonuses. Restricted stock and stock bonuses granted under the 2001 Plan generally have the following federal income tax consequences:

        Upon acquisition of stock under a restricted stock or stock bonus award, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m)of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the recipient. Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock, if any, plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long or short-term depending on how long the stock was held from the date ordinary income is measured. Slightly different rules may apply to persons who acquire stock subject to forfeiture.

        Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right, but upon exercise of the stock appreciation right, the fair market value of the shares (or cash in lieu of shares) received must be treated as compensation taxable as ordinary income to the recipient in the year of such exercise. Generally, with respect to employees, the Company is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the recipient.

        Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards under the 2001 Plan, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year. Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that: (i) the stock award plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights maybe granted during a specified period; (ii) the per-employee limitation is approved by the stockholders; (iii) the award is granted by a compensation committee comprised solely of "outside directors"; and (iv) the exercise price of the award is no less than the fair market value of the stock on the date of grant. Compensation attributable to restricted stock will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors"; and (ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors"; (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount(or formula used to calculate the amount) payable upon attainment of the performance goal).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
THE RATIFICATION OF THE COMPANY'S 2001 EQUITY INCENTIVE PLAN

PROPOSAL NO. 6: DISPOSITION OF ALTA CALIFORNIA BROADCASTING, INC.

        Alta California Broadcasting, Inc. is a 55% majority-owned subsidiary of the Fund. Mr. Power, the Fund's President and Director, is also President and Director of Alta California. Alta California's assets consist of interests in the following controlled subsidiaries:

        Four Rivers Broadcasting, Inc: radio stations

        Nova Redwood, LLC: internet services and media

        Alta California Vineyards, LLC: undeveloped real estate

        Binghampton Meadows, LLC: undeveloped real estate

        In anticipation of the Fund's deregistration under the 1940 Act, the Board of Directors foresees that the Fund will become principally an operating company whose principal assets and revenues are focused primarily in the area of natural resource exploration and development. The vast majority of the time, energy and attention of management of the Fund following deregistration will be devoted to the management and development of its oil and gas interests. The management of the hotel owned and operated by Wyoming Resorts will be principally under the direction of an onsite general manager which will operate the resort without significant oversight from the corporate parent.

        In anticipation of this revised corporate organization and structure, the Board of Directors believes that the radio broadcasting, internet services and real estate investments of Alta California represent little synergy with the Fund's post-deregistration primary focus and may detract from the attention and resources of management to the detriment of the Fund's overall operations. As a result, the Board currently believes that it may be advisable to dispose of the interests held by Alta California in one or more transactions which may consist of:

        *        The sale of Alta California as a whole or the sale of one or more of its individual subsidiaries,

        *        A liquidation of its assets in a manner other than the sale of a discreet operating subsidiary, or

        No decision has been made with respect to the disposition of Alta California or any of its operating divisions and there exist no agreements, arrangements or understanding with respect to the sale or disposition of any of these assets. Nevertheless, the Board of Directors currently believes that the disposition of some or all of the assets held by Alta California will confer at least the following benefits to the shareholders of the Fund following deregistration:

*	Permit the focus of management on the Fund's principal business activity of natural resource exploration and development;
*	Avoid the necessity of hiring management with different expertise;
*	Make available additional working capital for the Fund's principal businesses;
*	Avoid potential conflicts of interest involved in allocating scarce working capital and other resources; and
*	Reduce general, administrative and overhead expenses associated with Alta California operating divisions.

        The Fund has been advised by its legal counsel that neither the Colorado Business Corporation Act nor federal securities laws require that the Fund obtain shareholder approval of the disposition of Alta California or any of its operating subsidiaries. Nevertheless, the fact that there exists a substantial likelihood that the Fund will dispose of some or all of these assets is a factor which the Board of Directors feels should be disclosed to and considered by shareholders in connection with their consideration and approval of Proposal No. 3, the Fund's deregistration as an investment company under the 1940 Act. As a result, the Board of Directors has determined to seek shareholder approval for such a disposition upon such terms and at such times and in such manner as the Board of Directors shall in the future determine, in its sole and absolute discretion. Nevertheless, it should be understood that the approval by the Fund's shareholders of this Proposal will not obligate the Board of Directors to implement any disposition whatsoever.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE SALE OR LIQUIDATION OF THE FUND'S OWNERSHIP IN ALTA CALIFORNIA BROADCASTING, INC., SUBJECT TO THE DISCRETION OF THE BOARD OF DIRECTORS.

OTHER MATTERS

        The Board of Directors knows of no business to be brought before the Meeting other than as set forth above. If, however, any other matters properly come before the Meeting, it is the intention of the person's named in the enclosed proxy form to vote such proxies on such matters in accordance with their best judgment.

        Whether or not you expect to present at the meeting, please sign and return the enclosed proxy promptly. Your vote is important. If you wish to attend the meeting and wish to vote in person, you may withdraw your proxy.

                                                                        REDWOOD MICROCAP FUND, INC.

                                                                        /s/ R. Stanley Pittman
                                                                         R. Stanley Pittman, Secretary

Shareholder Proposals for the 2002 Annual Meeting

        If any shareholder wishes to present a proposal for inclusion in the proxy materials to be mailed by the Fund with respect to the 2002 Annual Meeting of Shareholders, the proposal must be presented to the Fund's management prior to March 31, 2002, along with proof of common stock ownership in the Fund.

REDWOOD MICROCAP FUND, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD OCTOBER 15, 2001

The Annual Meeting of Shareholders of Redwood MicroCap Fund, Inc. (the "Company") will be held at The Plaza Hotel, Hot Springs State Park, Thermopolis, Wyoming on October 15, 2001 at 10:00 o'clock a.m. local time for the purpose of considering and voting upon the following:

1.	To elect three (3) Directors to serve until the next Annual Meeting of Shareholders or until their successors have been duly elected and qualified.
2.	To ratify our selection of our independent public accountants
3.	To ratify again the Fund's application to register as an investment company under the Investment Act of 1940 and to rescind its Investment Guidelines.
4.	To change our name to a corporate name determined by the Board of Directors.
5.	To ratify and approve the 2001 Equity Incentive Plan.
6.	To approve the sale or liquidation of all of the Fund's shares of common stock of Alta California Broadcasting, Inc.
7.	Any other matters properly brought before said meeting or any adjournment thereof.

Information relating to the above matters is set forth in the accompanying Proxy Statement. Only holders of outstanding shares of the Company's common stock of record at the close of business on September 7, 2001 will be entitled to vote at the meeting or any adjournment thereof.

A copy of the Company's Annual Report to Shareholders, including financial statements for the year ended March 31, 2001, is being mailed to shareholders concurrently with our Proxy Statement.

Shareholders are cordially invited to attend the meeting in person.

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD PROMPTLY FILL IN, SIGN AND DATE THE ENCLOSED PROXY STATEMENT AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary, by receipt or a proxy properly signed and dated subsequent to an earlier proxy, and by revocation of a written proxy by request in person at the Annual Meeting of Shareholders. If not so revoked, the shares represented by the proxy will be voted in accordance with your instruction on the proxy form.

REDWOOD MICROCAP FUND, INC.
/s/ R. Stanley Pittman R. Stanley Pittman, Secretary

REDWOOD MICROCAP FUND, INC.

PROXY SOLICITED ON BEHALF OF THE COMPANY

        The undersigned hereby constitutes and appoints John C. Power or R. Stanley Pittman or _____________________ (SEE NOTE BELOW) or either of them acting in the absence of the other, with full power of substitution the true and lawful attorneys or attorney and proxies of the undersigned to attend the Annual Meeting of the Shareholders of Redwood MicroCap Fund, Inc (the "Company") to be held at The Plaza Hotel, Hot Springs State Park, Thermopolis, Wyoming on October 15, 2001 at 10:00 o'clock a.m. local time, or any adjournment or adjournments thereof, and vote all the shares of the Company standing in the name of the undersigned with all the powers the undersigned would possess if present at said meeting.

                  (1)      FOR________________ WITHHOLD AUTHORITY _____________

                             To elect all of the nominees listed below:

John C. Power, Joseph O. Smith and Peter Hirschburg

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below)

______________________________________________________________

                  (2)      FOR __________    AGAINST __________      ABSTAIN ___________

                             To ratify our selection of our independent public accountants

                  (3)      FOR __________    AGAINST __________      ABSTAIN ___________

                             To ratify again the Fund's application to deregister a an investment company under the
                       Investment Company Act of 1940 and to rescind its Investment Guidelines

                  (4)       FOR __________    AGAINST __________      ABSTAIN ___________

                             To change our name to a corporate name determined by the Board of Directors

                   (5)     FOR __________   AGAINST __________      ABSTAIN ___________

                             To ratify and approve the 2001 Equity Incentive Plan

                   (6)     FOR __________   AGAINST __________      ABSTAIN ___________

                             To approve the sale or liquidation of all of the Fund's shares of common stock of Alta California
                             Broadcasting, Inc.

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND IN THE DISCRETION OF THE PERSON HOLDING THE PROXY FOR ANY OTHER BUSINESS.

(NOTE: Should you desire to appoint a proxy other than the management designees named above, strike out the names of management designees and insert the name of your proxy in the space provided above. Should you do this, give this proxy card to the person you appoint instead of returning the proxy card to the Company.)

(PLEASE DATE, SIGN AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.)

Receipt is acknowledged of Notice of Annual Meeting and Proxy Statement for the meeting.
Date _________________________________, 2001
____________________________________________ Name (please type or print)
____________________________________________ Signature
____________________________________________ Signature, if held jointly

Please sign exactly as name appears to the left. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.